UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 26, 2006
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	033-95318 (Commission File Number)	94-1582719 (IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     This 8-K/A is being filed to amend and restate the 8-K “Change in Registrant’s Certifying Accountant” filed June 30, 2006.
Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
     PricewaterhouseCoopers, LLP (“PWC”) were previously the principal accountants for Portola Packaging, Inc. (the “Company”). On February 13, 2006 the Audit Committee of the Board of Directors authorized the Company’s senior management to solicit proposals from various accounting firms to provide audit and related services for the Company’s fiscal year ended August 31, 2006. The decision resulted from the Audit Committee’s concerns about the increasing costs of such services. On June 26, 2006 the Audit Committee dismissed PWC as the Company’s principal accountants and appointed BDO Seidman, LLP (“BDO”) to be the Company’s principal accountants for the fiscal year ended August 31, 2006. PWC will consider continuing to perform tax services for the Company.
     PWC’s report on the Company’s financial statements for the fiscal years ended August 31, 2004 and 2005 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     During the fiscal years ended August 31, 2004 and 2005 and through June 26, 2006, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PWC’s satisfaction would have caused PWC to make reference thereto in connection with PWC’s reports on the financial statements for such fiscal years.
     The Company is restating its second fiscal quarter to record a $1.5 million loss contingency because the Company offered to settle the Blackhawk litigation by paying $1.5 million and will consider the effects of this decision on its internal controls.
     The Audit Committee of the Board of Directors has authorized PWC to respond fully to any inquiries the successor accountants, BDO Seidman, may have.
     The Company provided PWC with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that PWC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above and, if not, stating the respects in which it does not agree. A copy of PWC’s letter, which the Company disagrees with, is attached.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
     16 Letter re change in certifying accountant

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.
Dated: July 18, 2006	By:	Kim Wehrenberg

/s/ Kim Wehrenberg
Kim Wehrenberg
Vice President, General Counsel and Secretary